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AMENDMENT NO. 1
TO SOFTWARE PURCHASE AGREEMENT

    This Amendment No. 1 (this "Amendment") to the Software Purchase Agreement dated July 3, 2001, (the "Agreement") by and between Dicom Imaging Systems, Inc., a Nevada corporation ("Buyer") and Torchmark Holdings Ltd., a Turks and Caicos Islands corporation ("Seller"), is made this 30th day of July, 2001 by and between Buyer and Seller (collectively, the "Parties").

RECITAL

    WHEREAS, the Parties wish to amend the Agreement as provided herein.

AGREEMENTS

    NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the Parties agree as follows:

1.  Definitions.

    All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2.  Amendment to Section 6 of the Agreement.

    Section 6 is deleted in its entirety and replaced with the following:

    "6.  Repurchase of Acquired Assets.  The Seller shall repurchase the Acquired Assets from the Buyer (the "Seller Repurchase") in the event that (i) the Shares have not been repurchased pursuant to Section 5 above, (ii) the Buyer holds good and marketable title to the Acquired Assets, and (iii) either (x) the Buyer intends to file a bankruptcy proceeding and Buyer provides notice to Seller as provided below, (y) any person commences any proceeding against the Buyer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed or, upon the appointment without the consent or acquiescence of the Seller of any trustee, receiver or liquidator of the Buyer or of all or any substantial part of the properties of the Buyer, and such appointment shall not have been vacated, or (z) the Buyer is otherwise deemed insolvent. No later than ten (10) days after the event of a Seller Repurchase, Seller shall (i) deliver and endorse to Buyer a share certificate representing the Shares, which Shares shall constitute the repurchase price for the Acquired Assets, and (ii) deliver to Buyer an executed assignment separate from certificate to Buyer, substantially in the form attached hereto as Exhibit C, transferring the Shares to Buyer. In the event that Buyer intends to file a bankruptcy proceeding pursuant to this Section 6, Buyer shall provide no less than 10 days written notice of its intention to file for such bankruptcy proceeding to Seller. Additionally, in the event of a Seller Repurchase, Buyer will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge, deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements, collateral agreements, assignments and filings with the Patent and Trademark Office and the Register of Copyrights, and execute any documents and take all such action as may reasonably be deemed necessary or advisable, or as requested by Seller, to assign the Acquired Assets and all copyrights, patents and trademarks associated with the Acquired Assets, to Seller and otherwise to carry out the intent and purposes of this Section 6, or for effecting, assuring and confirming the event of a Seller Repurchase."

3.  Continuing Effect of the Agreement.

    Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

4.  Governing Law.

    This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

5.  Counterparts.

    This Amendment may be executed in several counterparts and by telecopied facsimile and each such counterpart or telecopied facsimile so executed shall constitute one and the same Amendment.

6.  Effective Date.

    This Amendment has been executed by the parties hereto as of the day and year first written.

7.  Entire Agreement.

    The Agreement, the exhibits and schedules delivered pursuant to the Agreement and this Amendment contain all of the terms and conditions agreed upon by the parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

    IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

[signature page follows]

TORCHMARK HOLDINGS LTD.
By:
Name:
Title:
DICOM IMAGING SYSTEMS, INC.
By:
Name: David Gane
Title: Chief Executive Officer

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AMENDMENT NO. 1 TO SOFTWARE PURCHASE AGREEMENT
RECITAL
AGREEMENTS